EXHIBIT 99.1
ECHOSTAR COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Effective January 1, 2008, EchoStar Communications Corporation (“ECC,” “we,” “us” and/or “our”) completed its separation into two companies: ECC, which retains its pay-TV business, DISH Network, and EchoStar Holding Corporation, or EHC, which holds the digital set-top box business, certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities formerly held by ECC. Effective on or after January 20, 2008, ECC will change its name to “DISH Network Corporation.” In connection with the separation, each shareholder of ECC received for each share of common stock held, 0.20 of a share of the same class of common stock of EHC. Also, in connection with the separation, ECC contributed $1.0 billion in cash to EHC. EHC’s Class A shares began trading on the Nasdaq Global Select Market on January 2, 2008.
The unaudited pro forma condensed consolidated financial statements reported below consist of unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 and an unaudited pro forma condensed consolidated balance sheet as of September 30, 2007. The unaudited pro forma condensed consolidated financial statements were derived from our historical consolidated financial statements and give effect to the separation of ECC and EHC. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and our Annual Report on Form 10-K/A for the year ended December 31, 2006.
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 present our results of operations assuming the separation had been completed as of January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 presents our consolidated financial position assuming that the separation had been completed on that date. The unaudited pro forma condensed consolidated financial statements give effect to the following:
•	the distribution of the digital set-top box business, certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities to EHC;

•	the results of operations and other expenses, including depreciation expenses, related to the digital set-top box business, certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities contributed to EHC;

•	the impact of the transition services and commercial agreements between ECC and EHC;

•	the distribution of shares of EHC common stock to our stockholders, on a pro rata basis and other adjustments resulting from the separation; and

•	the impact of the $1.0 billion in cash that we distributed to EHC.
ECC believes the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information.
These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the dates assumed. Additionally, these statements are not necessarily indicative of our future results of operations or financial condition.

ECHOSTAR COMMUNICATIONS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(In thousands, except per share data)
(Unaudited)

		Pro Forma Adjustments
		Activity of
		Businesses
	ECC	and Assets		Other		ECC
	Historical	Distributed		Adjustments		Pro Forma
Revenue:
Subscriber-related revenue	$9,375,519	$—		$—		$9,375,519
Other	442,967	(245,186	)(a)	65,318	(h)	263,099

Total revenue	9,818,486	(245,186)		65,318		9,638,618

Costs and Expenses:
Subscriber-related expenses (exclusive of depreciation (b))	4,807,872	—		11,094	(i)	4,818,966
Satellite and transmission expenses (exclusive of depreciation (b))	147,450	—		185,108	(j)	332,558
Cost of sales — other	289,680	(154,363	)(c)	66,039	(k)	201,356
Subscriber acquisition costs	1,596,303	—		18,265	(l)	1,614,568
General and administrative	551,547	(132,723	)(d)	16,111	(m)	434,935
Litigation expense	93,969	—		—		93,969
Depreciation and amortization (b)	1,114,294	(237,855	)(e)	17,725	(n)	894,164

Total costs and expenses	8,601,115	(524,941)		314,342		8,390,516

Operating income (loss)	1,217,371	279,755		(249,024)		1,248,102

Other Income (Expense):
Interest income	126,401	(53,090	)(f)	—		73,311
Interest expense, net of amounts capitalized	(458,150)	37,736	(g)	—		(420,414)
Other	37,393	(4,428)		—		32,965

Total other income (expense)	(294,356)	(19,782)		—		(314,138)

Income (loss) before income taxes	923,015	259,973		(249,024)		933,964
Income tax (provision) benefit, net	(314,743)	—	(o)	(17,219	)(o)	(331,962)

Net income (loss)	$608,272	$259,973		$(266,243)		$602,002

Pro forma earnings per share:
Basic	$1.37					$1.29
Diluted	$1.37					$1.29
Pro forma shares outstanding:
Basic	444,743					444,743
Diluted	452,685					445,819 (p)
See accompanying notes to pro forma condensed consolidated financial statements.

ECHOSTAR COMMUNICATIONS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007
(In thousands, except per share data)
(Unaudited)

		Pro Forma Adjustments
		Activity of
		Businesses
	ECC	and Assets		Other		ECC
	Historical	Distributed		Adjustments		Pro Forma
Revenue:
Subscriber-related revenue	$7,927,311	$—		$—		$7,927,311
Other	272,009	(177,910)	(a)	60,170	(h)	154,269

Total revenue	8,199,320	(177,910)		60,170		8,081,580

Costs and Expenses:
Subscriber-related expenses (exclusive of depreciation (b))	4,067,518	—		7,764	(i)	4,075,282
Satellite and transmission expenses (exclusive of depreciation (b))	125,931	—		118,568	(j)	244,499
Cost of sales — other	189,576	(103,348)	(c)	60,625	(k)	146,853
Subscriber acquisition costs	1,178,117	—		11,858	(l)	1,189,975
General and administrative	451,611	(110,969)	(d)	12,417	(m)	353,059
Depreciation and amortization (b)	1,008,201	(175,400)	(e)	39,336	(n)	872,137

Total costs and expenses	7,020,954	(389,717)		250,568		6,881,805

Operating income (loss)	1,178,366	211,807		(190,398)		1,199,775

Other Income (Expense):
Interest income	98,917	(45,842)	(f)	—		53,075
Interest expense, net of amounts capitalized	(312,413)	26,342	(g)	—		(286,071)
Other	(24,099)	(744)		—		(24,843)

Total other income (expense)	(237,595)	(20,244)		—		(257,839)

Income (loss) before income taxes	940,771	191,563		(190,398)		941,936
Income tax (provision) benefit, net	(359,752)	—	(o)	(6,641)	(o)	(366,393)

Net income (loss)	$581,019	$191,563		$(197,039)		$575,543

Pro forma earnings per share:
Basic	$1.30					$1.28
Diluted	$1.29					$1.27
Pro forma shares outstanding:
Basic	447,001					447,001
Diluted	456,048					456,048
See accompanying notes to pro forma condensed consolidated financial statements.

ECHOSTAR COMMUNICATIONS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2007
(In thousands, except per share data)
(Unaudited)

		Pro Forma Adjustments
		Businesses
	ECC	and Assets	Other		ECC
	Historical	Distributed (q)	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$1,605,841	$(1,033,734)	$—		$572,107
Marketable investment securities	1,195,927	(497,019)	—		698,908
Trade accounts receivable net of allowance for doubtful accounts	700,499	(41,203)	—		659,296
Inventories, net	341,406	(13,055)	—		328,351
Current deferred tax assets	261,867	(5,962)	(26,516	)(r)	229,389
Other current assets	164,694	(16,240)	—		148,454

Total current assets	4,270,234	(1,607,213)	(26,516)		2,636,505
Restricted cash and marketable investment securities	167,623	(3,150)	—		164,473
Property and equipment, net	4,020,705	(1,468,899)	—		2,551,806
FCC authorizations	748,101	(125,994)	—		622,107
Intangible assets, net	167,073	(158,411)	—		8,662
Other noncurrent assets, net	372,227	(107,217)	—		265,010

Total assets	$9,745,963	$(3,470,884)	$(26,516)		$6,248,563

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Trade accounts payable	$351,597	$(2,818)	$—		$348,779
Deferred revenue and other	840,288	—	—		840,288
Accrued programming	930,550	—	—		930,550
Other accrued expenses	554,209	(27,774)	—		526,435
Current portion of capital lease obligations, mortgages and other notes payable	47,896	(38,167)	—		9,729

Total current liabilities	2,724,540	(68,759)	—		2,655,781

Long-term obligations, net of current portion:
Long-term debt	5,525,000	—	—		5,525,000
Capital lease obligations, mortgages and other notes payable, net of current portion	560,809	(349,590)	—		211,219
Deferred tax liabilities	216,210	(178,913)	(17,606	)(r)	19,691
Long-term deferred revenue, distribution and carriage payments and long-term liabilities	259,582	—	—		259,582

Total long-term obligations, net of current portion	6,561,601	(528,503)	(17,606)		6,015,492

Total liabilities	9,286,141	(597,262)	(17,606)		8,671,273

Stockholders’ Equity (Deficit):
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 254,100,831 and 252,481,907 shares issued, 209,088,031 and 207,469,107 shares outstanding, respectively	2,541	—	—		2,541
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	—	—		2,384
Class C common stock, $.01 par value, 800,000,000 shares authorized, none issued and outstanding	—	—	—		—
Additional paid-in capital	1,993,793	—	—		1,993,793
Accumulated other comprehensive income (loss)	81,648	(103,863)	—		(22,215)
Accumulated earnings (deficit)	(259,491)	(2,769,759)	(8,910	)(r)	(3,038,160)
Treasury stock, at cost	(1,361,053)	—	—		(1,361,053)

Total stockholders’ equity (deficit)	459,822	(2,873,622)	(8,910)		(2,422,710)

Total liabilities and stockholders’ equity (deficit)	$9,745,963	$(3,470,884)	$(26,516)		$6,248,563

See accompanying notes to pro forma condensed consolidated financial statements.

ECHOSTAR COMMUNICATIONS CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations:
The pro forma adjustments on the condensed consolidated statements of operations for the spin-off represent the following:
(a)	Represents revenue on digital set-top boxes and accessories and fixed satellite services sold to third-parties related to the activities of the businesses and assets distributed.

(b)	The amounts do not include depreciation and amortization expense“ECC Pro Forma” depreciation and amortization expense consists of the following:

	For the Nine	For the
	Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(In thousands)
Equipment leased to customers	$691,558	$703,850
Satellites	80,129	92,550
Furniture, fixtures, equipment and other	83,922	76,965
Identifiable intangible assets subject to amortization	13,029	18,005
Buildings and improvements	3,499	2,794

Total depreciation and amortization	$872,137	$894,164

(c)	Represents the cost of digital set-top boxes and accessories and fixed satellite services sold to third-parties related to the activities of the businesses and assets distributed.

(d)	Represents the general and administrative expenses primarily related to research and development, corporate overhead expenses and related employee benefits associated with the businesses and assets distributed.

(e)	Represents depreciation and amortization expense primarily associated with the set-top box business, satellites, uplink and satellite transmission assets and certain other real estate assets associated with the businesses and assets distributed.

(f)	Represents interest income primarily related to the $1.0 billion of cash distribution to EHC. The amount of interest income was calculated assuming that the $1.0 billion was distributed on January 1, 2006 and earned approximately 5.1% and 5.3%, the weighted-average interest rate earned by ECC’s marketable investment securities portfolio, for the year ended December 31, 2006 and for the nine months ended September 30, 2007, respectively.

(g)	Primarily represents the interest expense on leased satellites accounted for as capital leases which were assumed by EHC.

(h)	Primarily represents revenue for general and administrative services provided to EHC. These services are billed at cost plus an additional amount that is equal to an agreed percentage of our cost, which will vary depending on the services provided. In addition, this amount includes revenue from the sale of remanufactured receivers to EHC. This amount is equal to cost plus an additional amount that is equal to an agreed percentage of our cost, which will vary depending on the nature of the equipment purchased.

(i)	Represents the incremental cost of set-top boxes and accessories, for existing subscribers, purchased from EHC. This incremental cost is equal to an agreed percentage of EHC’s cost, which will vary depending on the nature of the equipment purchased.

ECHOSTAR COMMUNICATIONS CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(j)	Represents the incremental cost of satellite and transmission services purchased from EHC primarily including the leasing of satellite capacity at fees based on spot market prices for similar satellite capacity, and uplink, telemetry, tracking and control services.

(k)	Represents the cost of sales for general and administrative services provided to EHC and the cost of remanufactured receivers sold to EHC. In addition, this amount includes the incremental cost of DBS accessories purchased from EHC that were sold to third-parties. This incremental cost is equal to an agreed percentage of EHC’s cost, which will vary depending on the nature of the equipment purchased.

(l)	Represents the incremental cost of set-top boxes and accessories, for new subscribers, purchased from EHC. This incremental cost is equal to an agreed percentage of EHC’s cost, which will vary depending on the nature of the equipment purchased.

(m)	Primarily represents rental expense related to buildings distributed to EHC and leased back to us at per square foot rental rates comparable to rates of similar commercial property in the same geographic areas, including taxes, insurance and maintenance of the premises.

(n)	Represents additional depreciation expense primarily associated with the incremental cost of the equipment purchased from EHC for our equipment lease programs.

(o)	Represents the tax effect of pro forma adjustments using our blended Federal and state statutory income tax rate adjusted for permanent differences.

(p)	Represents the effect of the pro forma adjustments on ECC’s diluted shares outstanding. On a pro forma basis, fewer shares associated with ECC’s convertible debt are dilutive for the year ending December 31, 2006.
Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet:
The pro forma condensed consolidated balance sheet adjustments for the spin-off represent the following:
(q)	Represents the distribution of the digital set-top box business, certain satellites, uplink and satellite transmission assets, real estate and other assets and related liabilities to EHC, including $1.0 billion in cash.

(r)	Represents the tax effect of pro forma adjustments using ECC’s pro forma blended Federal and state statutory income tax rate.